UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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(Norcor Technologies Corporation)
(Florida)
(1381,1711,1731,1742,2911,3572,5172)
(I.R.S. 56-1693387)
(338 South Sharon Amity Rd.,Charlotte,North Carolina, 28211, Tel:704-309-4101,
338 South Sharon Amity Rd., Charlotte, North Carolina, 28211)
(Wellesley Clayton, 338 South Sharon Amity Road, Charlotte, North Carolina, 28211, Tel: 704-309-4101)
(March 1st, 2010)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: (X)
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (X)
Large accelerated filer
Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company) Smaller reporting company
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Calculation of Registration Fee
Title of Each Class
of Securities to be Registered (Common Shares)
Amount to be
Registered (3,000,000 Shares)
Proposed Maximum
Offering ($9,000,000)
Price Per Unit ($3.00)
Proposed Maximum
AggregateOffering Price ($3.00)
Amount of $9,000,000
Registration Fee ($502.92)

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PROSPECTUS SYMBOL: NCRT CUSIP # 655553150

3,000,000 Shares

NORCOR TECHNOLOGIES CORPORATION

Common Stock

________________________________________________

All of the shares of Common Stock are offered under the Securities Act (1933), to be sold by a registered Underwriter or through Private Placement. The Common Stock of the company is not quoted and/or traded on any national or international stock exchange (e.g., New York, American Stock Exchange, NASDAQ National Market System, etc.). The Company is not publicly traded and is not registered with the United States Securities and Exchange Commission. See “Risk Factors” for a discussion of risk factors that should be Considered by prospective investors
___________________________________________________

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

=======================================================

Price to Investor Underwriting Discounts Proceeds to Company (2) Commission (1)
_______________________________________________________

Per Share $3.00 $0.30 $2.70
_______________________________________________________

Total $9,000,000 $900,000 $8,100,000

=======================================================

(1) The Company will seek Private Placement or hire a registered underwriter to sell the Common Stock of this offering.

(2) Before deducting printing, accounting and legal expenses estimated $ 900,000
____________________________________

This date of this Prospectus is March 1st, 2010

NOTICE

No dealer, salesman, or other person have been authorized to give any information or make any representations contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, solicitation of any offer to buy any of the securities to any person in any jurisdition where such offer or solicitation would be unlawful.

Prior to this offering, there has been no public market for the Company’s Common Stock because at this time the Company is not publicly trading. However, at the completion of this offering, the Company may consider trading its shares on of the Stock Exchanges, New York, American or NASDAQ system.

PROPECTUS SUMMARY

Pursuant to this offering, Norcor has registered a Form D with the Securities and Exchange Commission on April 30, 2007 selling approximately 36,500 shares at $ 0.20 per share to shareholders. These funds were used for design of the Company’s website.

The purpose for this Prospectus is to provide working capital, development of our (PIC) Personal Information Carrier, purchase building for offices and to meet various contract purchases. (See use of Funds). This prospectus is very small compare to many other offerings and only will provide for what it is intended.

However, in order for Norcor to develop and grow, the company has to seek other means of financing, therefore the Board of Directors have decided to create another offering which would be an exempt offering on the NASDAQ Portal System for five hundred million dollars to help fund the new projects being considered by the company in the energy division and Technology division.

The following projects are being considered for the non-exempt offering are (1). Solar Array Plants in the United States and Jamaica and a Geothermal Steam to Electricity plant in Kenya, Africa. The first Solar Array Plant will be approximately 15 to 16 Megawatts in the United States and the geothermal will be 10 Megawatts in Kenya, Africa. There is no particular size determined as yet for the Jamaican Solar Project.

AMOUNT OF SECURITIES OFFERED

The Company is offering 3,000,000 shares of common stock at $ 3.00 per share. The par value of these shares is $ 2.56. This value was arrived by the number of shares outstanding and the asset base of the company.

Number of Shares	3,000,000
Amount of Sales	$ 9,000,000
Shares Authorized before the offering	100,000,000
Shares provided for the offering	3,000,000
Shares outstanding before the offering	67,259,275
Shares outstanding after the offering	70,259,275

OTHER CLASSES OF STOCK

As of this offering, there are options on preferred stock but have not been issued. A purchase Agreement was signed by Qualified Investment Buyers with the expectation of converting their preferred shares into the Company's common stock.

THE COMPANY

Norcor Technologies Corporation started in 1989 as a Delaware corporation later moved to North Carolina in 2001 and then becoming a Florida registered Corporation in 2007. Norcor’s principal business activities are focused on the following:

  Construction
  Technology
  Energy

Initially Norcor concentrated on the Supply of HVAC equipment and controls devices, developing relationships with manufacturers such as Trane, Marley Cooling Technology, McQuay International, Carrier and particularly with Johnson Controls Inc through the Department of Defense Mentor-Protégé Program.

Norcor successfully completed several projects as a subcontractor to several general contractors. See list of some of our projects:

Projects Successfully Completed

Project	Location
Bank of America Gateway Project	Charlotte, North Carolina
Bank of America Hearst Building	Charlotte, North Carolina
Westin Convention Hotel	Charlotte, North Carolina
Charlotte Convention Center	Charlotte, North Carolina
City of Gastonia Water Treatment Facility	Gastonia, North Carolina
Maxwell Air force Base	Alabama
Charlotte Country Day High School	Charlotte, North Carolina
Appalachian State University	Boone, North Carolina
State of North Carolina	Columbus County, Correctional Institution
Sub-Contract Camp Lejune Military Base	North Carolina
State of North Carolina, Columbus County	Correctional Institution
Charlotte Transportation Center	Charlotte, North Carolina

In 2001 Norcor’s CEO Wellesley K. Clayton Sr. convinced the Board of Directors to consider establishing the Energy and Technology divisions. It’s CEO an experienced Oil and Gas person in the drilling and operating of Oil and Gas wells in Oklahoma and Kansas in the early eighties brought to Norcor the following experiences as an Oil and Gas Operator. Amongs the activities performed, Norcor accomplished the following:

  Operated 5,000 acres of Oil and Gas Property
  Drilled and operate 30 Oil and Gas Wells
  Supplied Crude Oil to Koch Oil Refinery
  Supplied Natural Gas to ONG Company
  Maintained Wells, Tanks, Pipeline, Tracks and Roadways throughout the Property
  Supplied Diesel Fuel to Railroads (5,000,000 gallons per month )

Norcor plans to continue supplying HVAC and Controls equipments in addition to developing the Energy and Technology divisions. The Energy projects include the construction of 16 Mega Watts Solar Array Plants in the United States and the Caribbean, A ten Mega Watts Geothermal Plant in Kenya, Africa. These energy projects will feed into the grid of the existing Utility Companies. In some cases we will go directly to homes especially in rural and remote areas where there are no electricity.

Norcor has also signed an MOU with Duco Technologies to manufacture and install its Low Voltage Energy Efficient Lighting with Cutting Edge LED technology powered by Wind and Solar panels for homes in the Caribbean Basin.

In the Oil & Gas area, Norcor plans to drill two Oil wells using cutting edge technology of flushing out residual oil from previous drilled wells. In this offering Norcor plans to install a Biodiesel blending facility in North Carolina or South Carolina to supply biodiesel to the United States Military and the State of North Carolina

Since 2003 Norcor has been bidding to the US Military Biodiesel, Gasoline, Diesel Fuel and Natural Gas, however, after successfully winning bids for the past eighteen months for the amount of over 400 Million dollars, and has been unable to secure funding for these contracting opportunities. Tehre for being, turned down by all the banks from which we sought contract funding, Norcor has had to give up those contracts due to its inability to meet the funding requirements. This is the primary reason why Norcor is registering this offering of US 9 Million dollars. It is also the prime motivating factor for further planning of an exempt offering for US 500 Million on the NASDAQ PORTAL EXCHANGE to Qualified Investment Buyers shortly after the first offering is fully subscribed.

USE OF PROCEEDS
Equipment (Biodiesel Blending)	$ 600,000
Transportation	1,000,000
PIC Design & Development	500,000
Promotions & Marketing	400,000
Office Building	2,000,000
Administrative	1,000,000
Inventory	2,000,000
Drilling of two (Oil & Gas Wells)	600,000
R & D Budget for Renewable Energy Products	1,500,000

RISK FACTORS

The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider the risk presented below.

We and our advisors, consultants and members of our board of directors may or may not have operating history in the markets in which the company declares itself to be currently or in the future. Additionally, the prior performance of the company may or may not be an indication of our future results. There is no assurance that we will be able to successfully achieve our investment or operating objectives.

Recent disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of our investments and our operations and lower returns to investors. We believe that the risks associated with our business may be more severe during periods of economic slowdown or recessions. The current state of the economy and the implications of future potential weakening may negatively impact our fundamentals and resultant lower revenues.

The offering price of our shares may be determined arbitrarily and may not be indicative of the price at which the shares would trade if they were listed or were actively traded by brokers. There is no market for our shares, and no assurance that one will develop. Therefore, it may be difficult for you to sell your shares promptly or at all, including in the event of an emergency and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

You will not have the opportunity to evaluate our investments prior to our making them. You must rely upon our employees and our board of directors to implement our investment and operating policies, to evaluate our investment opportunities and to structure the terms of our investments.

This is a "best efforts" offering, which means the managing dealer and the participating brokers selling the shares of our offering are only required to use their best efforts to sell our shares and are not required to sell any specific number of shares. If we are unable to raise substantially less of any amount of the $9 million, we will make fewer investments, resulting in less diversification of the number of investments .Your investment in our shares will be subject to greater risk to the extent that we have limited diversification in our portfolio of investments.

Our operating Cash Flow will be negatively impacted to the extent we invest in our projects requiring significant capital, and our ability to make distributionsm or pay dividends may be negatively impacted, especially during our early periods of operation. Distributions or dividends will be made at the sole and unencumbered discretion of the board. We may incurr substantial debt from loans we obtain that may be collateralized by some or all of our assets, which will put those assets at risk of forfieture. If wen are unable tom pay our debts, principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

We intend to make foreign investments, and will be susceptableto risks associated with such investments, including changes in currency exchange rates, foreign taxes, adverse political or economic developments and changes in foreign laws. We are subject to risks associated with the liquidity problems occurring in both the United States and Global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or contract financings.

OPERATIONS TO DATE

The company is engaged in the Construction business providing HVAC Equipment and Control Devices since 1989. This business developed as a consequence of Norcor’s relationship with Johnson Controls Inc., through it’s Department of Defense Mentor-Protégé program. During this period Johnson Control’s Inc. worked closely with Norcor in supplying controls devices for many contracts in the private sector, Federal, State and Local Governments while Norcor does the wiring of these devices. Norcor plans to continue this relationship as the Company moves forward in future developing the construction aspect of the company’s business.

The second area of concentration is the company’s Energy business. Activities include supplying Biodiesel, Gasoline, Diesel and Jet Fuel to the US Military and State Governments. Norcor’s CEO has been in the Oil and gas business since 1980 . He oversees drilling several oil and gas wells in Kansas and Oklahoma, operating these wells and involve in the Marketing of crude oil, natural gas and fuel. Being involved in the sales of these distillates, Norcor sees the opportunity of transporting these fuel, therefore a decision was made to purchase several trucks with a multiple purpose approach. Acquiring tanks to deliver the fuel and acquiring refrigerated trailers for delivering products to key locations throughout the Eastern United States.

Throughout the last eighteen months Norcor was the lowest bidder on several fuel contracts with the Department of Defense value over four hundred million dollars. Norcor approached several banks, and receivable financing companies throughout the United States but was unsuccessful in finding a financial institution to fund these contracts. Having no success with these banks the Company has no other alternative but to go to the public and sell shares to create its own financing to fund these future contracts.

Norcor has negotiated two royalty deeds in Oklahoma for the purpose of drilling two wells for oil recovery. The company will utilize a new technology by pumping Carbon Dioxide into the reservoirs and flushing out additional oils that could not be retrieved otherwise.

The Technology business manufactures the Personal Information Carrier, Reader and the design of software for the (PIC) Personal Information Carrier. This device will provide personal health information to healthcare industries such as hospitals, emergency clinics, and medical doctors. Other areas of use are driver’s license for example a highway patrol stops a driver, the driver present his or her PIC, the officer immediately access the driver’s information from his laptop computer.

CONFLICT OF INTEREST

Although the Board of Directors of the Company adopted a policy relating to potential conflicts of interest, it is possible that conflict of interest situations may arise which will benefit the individual officers of the Company. However, every effort will be made to preserve the basic fiduciary obligations relative to the goals set out by the Company.

NON-ARM’s LENGTH TRANSACTIONS

The Company may engage in transactions with its Officers and Directors. Such transactions may be considered as not having occurred at arm’s length. The Company may do business with such persons in the future, and may contract with them on more favorable terms than would be extended to persons and/or entities not affiliated with the Company. SPECULATIVE NATURE OF SECURITIES

The purchase of securities with the exception of liquidating these securities at a substantial gain is highly speculative. Changing economic and market conditions can negatively impact the price at which these securities are both bought and sold.

SPECULATIVE NATURE OF THE SECURITIES

The purchase of Securities with the exception of liquidating these securities at a substantial gain is highly speculative. Changing economic and market conditions can negatively impact the price at which thase securities are both bought and sold.

NON COMMITMENT TO PURCHASE SHARES

There is no commitment by anyone to purchase all are any part of these shares offered and, consequently, the Company can give no assurance that the shares hereby offered will be sold.

COMMON STOCK TRADING

The common stock of the Company is being listed on OTC BB. However, at the completion of the offering, the Company may list the shares on the American Exchange or NASDAQ.

ALLOCATION OF OFFERING PROCEEDS

In this offering as set out in “Use of Proceeds” and “Detail Use of Proceeds”, the investors must rely on the judgment of Management in using the funds with discretions in regards to its uses specified herein.

CONTROL BY PRESENT OWNERS AND DILUTION

Upon completion of the offering, officers and directors will own at least sixty percent of the Company’s outstanding common shares. Therefore, investors will incur immediate dilution of their investment in so far as related to the resulting book value of the Company’s outstanding shares of Common Stock, after the completion of the offering; those private investors will bear more of the investment risk. See “Dilution and other Comparative Per Share Data”.

DETAILED USE OF OFFERING PROCEEDS

The Company estimates that the net proceeds to the company from the sale of 3,000,000 Shares at $3.00 per share, hereby will be approximately $8,100,000 after deducting $ 900,000 for promotional fees. Such proceeds will be added to the general fund applied over the next twelve to twenty four months in the following manner.

Equipment & Biodiesel Blending Plant	$ 600,000
Promotional & Marketing Expenses	400,000
Administrative Costs	1,000,000
Home Office Building	2,000,000
Inventory	2,000,000
PIC Development, Manufacturing Tooling Costs	500,000
Drilling of (two oil& gas wells)	600,000
Transportation	1,000,000
R & D Budget for Renewable Energy Products	1,500,000

Although the amounts set forth above indicate the Company’s present intentions for the use of proceeds, actual allocations and expenditures could vary considerably depending upon certain economic conditions affecting the company’s business. Any change either in the allocation of funds or the order of priority will be at the discretion of the Company’s Board of Directors.

Until the proceeds of this offering are used for the purpose stated above. The Company will invest them in interest bearing investments.

CAPITALIZATION

The following table sets forth the Capitalization of the Company as of October 31st, 2009, and as adjusted to reflect the sale of 3,000,000 shares of Common Stock hereby offered by the Company.

STOCK OPTION PLAN

The company has not adopted a Stock Option nor Stock Appreciation Rights Plan for it’s employees at this time.

When the Company stocks begin trading, all shareholders of record at that time will be extended rights to purchase additional shares under a rights plan set forth by the Company’s Board of Directors.

DIVIDENDS

There is no assurance that the operations of the Company will be profitable. If the Company’s operations are successful, the Company will distribute a percentage of its net earnings to all shareholders of the Company’s common stock on a quarterly basis.

DILUTION AND OTHER COMPARATIVE DATA

As of October 31st, 2009, the Company had a total of 67,259,275 shares of common stock outstanding with a net tangible book value of approximately $ 2.68 per share. If the maximum number of shares are sold of which there are no assurances, there will be 70,259,275 shares of the Company’s Common Stock outstanding with a net book value of $ 2.56 per share.

Amount of Securities Authorized	Title or Class of Securities	Amount Outstanding	Amount Outstanding if Sold
100,000,000	Common Stock	67,259,275	70,259,275
Par Value $ 0.01 Per Share

OFFICES

Upon completion of the offering, the Company will occupy space in a Office purchased in Charlotte or Greensboro, North Carolina.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, consisting of Mr. Wellesley K. Clayton Sr. is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, consisting of our Chief Executive Officer and Chief Financial Officer, reviews the Company's internal accounting controls, practices and policies.

MANAGEMENT

The Executive officers and Directors of the Company are as follows:

NAME	AGE	POSITION
Wellesley K. Clayton Sr.	70	Chairman & CEO
Mark Clayton	38	President & Treasurer
Marquis Bey	37	Secretary
Robert Warner	45	Vice President
Hugh Roberts	41	Director
Oliver duCille	51	Consultant

Mr. Wellesley K. Clayton Sr. is a graduate of the University of Southern California, Los Angeles with a BA degree in International Relations and Graduate work in International Public Administration and Executive Management Certificate Program at Howard University and Tuft School of Business.

Mr. Clayton worked for the Jamaican Foreign Service after leaving the University of Southern California. Returned to the United States and was employed in the Financial Services business as a Stockbroker, in the Oil business drilling and operating wells for many years, in the Computer Business as a retail store owner, and launched Norcor Technologies Corporation in 1989.

Mr. Mark Clayton is a graduate of Livingstone College with a BS in Political Science. Project Co-coordinator for Norcor Technologies Corp., Transportation Broker for Eagle Transportation, Sales and Finance Manager for Toyota, Germantown, Maryland.

Mr. Robert Warner is a graduate of Mount St. Mary, New York with a BS in Computer Science. Construction Manager with Bentley Butler, Atlanta, Georgia.

Mr. Hugh Roberts is a graduate of North Carolina State University with BS in Aerospace Engineering and MS in Mathematics. Mr. Roberts is independent Business Consultant.

Mr. Marquis Bey is a graduate of North Carolina A&T State University, Greensboro in Business and Finance. A certified Radio Field Operator, A Training Specialist with American Express and had experiences as Manager of a Auto Insurance Agency operation and a Financial Data Analyst in the Mortgage Services Industry.

Mr. Oliver duCille is a graduate of Presbyterian College with a BS in Math-Physics. Mr duCille is a Inventor, Software Architect/Developer and Technology Business Development Consultant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify our director and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina 19th day of March, 2010.

NORCOR Technologies Corporation.
BY: /s/ Wellesley K. Clayton Sr. CEO

_____________________________________________________
Wellesley K. Clayton Sr., Chief Executive Officer, Chief Financial Officer and member of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities indicated on March 19, 2010.

NORCOR Technologies Corporation.
BY: /s/ Marquis Bey

_____________________________________________________
Marquis Bey, Secretary and a member of the Board of Directors

REMUNERATIONS

Remunerations for corporate officers and the Board of Directors have not been established. However, when this offering is completed, salaries and other compensation will be paid from normal operation of the business.

CERTAIN TRANSACTIONS

All of the shares of the Company’s officers and directors are tradable as released every three months. Therefore, the shares of common stock of the company being offered may be sold directly or indirectly. The company from time to time will purchase shares of its common stock from shareholders, but is not legally bound to do so.

DESCRIPTION OF COMMON STOCK

Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all of the directors. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of the funds legally available thereof and, in the event of liquidation, to share pro rata in any distribution of any of the company’s asset after payment of liabilities. Holders of common stocks do not have preemptive rights to subscribe to additional shares if issued by the company. The Board of Directors may extend preemptive rights to shareholders from time to time. All of the outstanding shares of common stock and the shares being offered hereby will be, upon issuance, fully paid and not liable to any call or assessment.

EXECERCISEABLE RIGHTS

Pursuant to any warrants being offered they can be exercised in whole or in part at any time. The number of shares issuable upon exercise of any warrants will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions.

REPORT TO STOCKHOLDERS

The company will furnish it’s stockholders with annual reports containing certified financial statements of the company examined by independent certified public accountants. The company will issue audited quarterly reports and may distribute other reports as it deems appropriate.

STOCK TRANSFER AGENT

Corporate Stock Transfer Inc.
3200 Cherry Creek Drive South
Denver, Colorado 80209
Tel: 303-282-4800

LITIGATION

There is no litigation pending to the knowledge of the Company, nor threatened to which the property of the Company is subject to or which the company may be a party. No such proceedings are known to be contemplated by governmental authorities or other parties.

EXPERTS

Accounting:

The Balance Sheet and Statements have been audited by a Certified Public Accountant. These Statements were relied upon the activities of the company and the reflection of the information recorded in the company’s books.

Eugene Edwards CPA
5816 Paper Whites Place
Charlotte, North Carolina 28269
Tel: 704-877-6250

Legal:

Attorney David Walker has prepared and presented Norcor Trading letter to the OTC-Board.

David M. Walker, Esq.
201 17th Street, Suite 300
Atlanta, Georgia
Tel: 404-541-6551

AUDITED FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis. The statements will be audited by an Independent Registered Public Accountant.

Our audited financial statement as of September 30, 2008, 2009 and the audited financial statements for the period ended March 31, 2010 immediately follow:

Report of Independent Registered CPA

To the Board of Directors and Stockholders of Norcor Technologies Corporation. I have audited the accompanying balance sheet of Norcor Technologies Corporation as of September 30th, 2008, 2008, March 31, 2010 and the related statements of operation, cash flow and stockholders’ equity for each of two years ended September 30, 2009 and Interim March 31, 2010.These financial Statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that these audits provide a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of Norcor Technologies Corporation as of September 30, 2008, 2008, Maqrch 31, 2010 and the results of its operation and its cash flows for each of the two years in the period ended September 30, 2008, 2009, March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

I have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of September 30, 2009, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and my report dated March 31, 2010, expressed an unqualified opinion on management’s assessment of the effectiveness of the company internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.March 31, 2010

Eugene C. Edwards, CPA
5916 Paper Whites Pl., Charlotte, NC 28269
Phone (704) 877-6250

BALANCE SHEET 2008, 2009, & Interim March, 2010
	30-Mar-10	Sept. 30, 2009	Sept. 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	2,000	10,000	1,000
Marketable Sewcurities	150,000,000	150,000,000	0
Inventories	0	0	0
Prepaid and other current assets	0	0	0

Total current assets	150,002,000	150,010,000	1,000

Equity and other investments	0	0	0

Property, plant and equipment, net	5,000	7,000	8,000
Construction in progress	0	0	0
Intangible assets, net	260,000	260,000	260,000
Mineral & Royality Deeds	30,000,000	30,000,000	0
Accumulated Depreciation	-3,000	(2,000)	(1,000)

Total assets	180,264,000	180,275,000	268,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	0	0	0
Short term loans	0	0	0
Taxes payable	0	0	0
Current portion of long term debt	0	0	0
Other current liabilities	0	0	0

Total current liabilities	0	0	0

Long term debt	0	0	0
Long term payable	0	0	0

Total liabilities	0	0	0

Stockholders' equity:
Common stock, US$ 0.01 par value
100,000,000 Shares authorized
67,259,275 shares issued and outstanding	672,596	672,596	672,596
Accumulated other comprehensive income	0	0	(425,142)
Retained earnings	0	(7,500)	20,546

Total stockholders' equity	179,591,404	179,594,904	268,000

Total liabilities & stockholders' equity	180,264,000	180,275,000	268,000

The accompanying notes are an integral part of these statements

FOOTNOTES TO THE BALANCE SHEET-03/2010

CURRENT ASSETS:

1. Three ($ 50,000,000 Securitized bonds at $ 1,000.00 per share, which equals to 150,000 shares

2. 150,000 Convertible Preferred Shares at $ 1,000 will convert to Common Shares at market price at any time within five years.

3. There is a dividend conversion of additional shares at market price within five years.

Note:
Total 150,000 Convertible Preferred Shares to 150,000 Common Shares @ Market Price, anytime within the next five years.

TOTAL: $ 150,000,000

FIXED ASSETS:

Fixed Assets

Mineral and Royalty Deed (1) $ 10,000,000
Mineral and Royalty Deed (2) $ 20,000,000

INCOME STATEMENT
2008, 2009, & Interim 2010

	31-Mar-10	Sept. 31, 2009	Sept. 31, 2008

Net sales	0	0	1,100,000

Cost of goods sold	0	0	1,012,000

Gross profit	0	0	88,000

Operating expenses:
Sales and marketing	0	0	0
General and administrative	0	7,500	64,226
Total operating expenses	0	7,500	64,226

Operating profit	0	(7,500)	23,774

Interest expense	0	0	0

Other income (expense)	0	0	0

Income before income tax expense	0	(7,500)	23,774
Income tax expense	0	0	(3,228)

Net income	0	(7,500)	20,546

Basic earnings per share	0	(0.000115)	0.000316
Weighted average number of share	67,259,275	67,259,275	65,000,000

The accompanying notes are an integral part of these statements.

STATEMENT OF CASH FLOW
2008, 2009, & Interim 2010

Operating Activities:	2010	2009	2008

Net Income	0	(7500)	23774

Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation and Amortization	0	(2000)	(1000)
Allowance for doubtful account	0	0	0

Changes in assets and liabilities:

Accounts Receivable	0	0	0
Inventories	0	0	0
Prepaid and other corrent assets	0	0	0
Accounts Payable	0	0	0
Accrued Liabilities	0	0	0

Net cash provided by operating activities	0	(9500)	20546

Net increase (decrease) in cash and cash equivalents	0	(10546)	20546

Cash and Cash eqivalents at beginning of period	0	20546	7716

Cash and cash equivalents at end of period	0	10000	20546

Supplemental disclosures:

Cash paid in interest	0	0	0

Cash paid ofr income taxes	0	0	3228

The accompanying notes are an integral part of these statements.

NOTES

1. Organization and nature of operations
Norcor Technologies Corporation (The Company) is a Florida Corporation with primary three divisions. Construction: The company supply and install HVAC Controls Devices, the Company also supplies HVAC Equipments to meet Clients expectation. Energy: The Company markets Fuel and Gas to Clients such as the United States Military. The Company also develop and market alternative fuel such as Biodiesel. Technology: The Company manufactures and market personal information carrier (PIC). This product is design to store Medical Information for individuals and drivers’ license information.

2. Summary of significant accounting polices.
a. Accounting Standards
The Company financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

b. Fiscal Year
The Company fiscal year ends on the 30th of September of each calendar year.

c. Use of Estimates
The Company’s discussion and analysis of its financial condition and results of operation is based upon its financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements require the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On a on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or condition.

d. Revenue recognition
The company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

e. Shipping and handling cost
The Company records outward freight, purchasing and receiving cost in selling expenses, inspection costs and warehousing costs are recorded as general and administrative expenses.

f. Cash and Cash equivalent
Cash and Cash equivalents include cash on hand, demand deposits held by banks, and securities with maturities of three months or less. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily in money market accounts stated at cost, which approximates fair value.

g. Inventories
Inventories are recorded using the weighted average method and are valued at the lower of cost or market.

h. Accounts Receivable, net
The carrying amounts of account receivable are reduced by a valuation allowance that reflects the Company’s best estimates of the amounts that will not be collected. In addition to reviewing delinquent accounts receivable, the Company considers many factors in estimating its general allowance, including aging analysis, historical bad debt records, customer credit analysis and any specific known troubled accounts.

i. Property, plant and equipment
Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated, maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Building and improvements 20-40 years
Machinery and Equipments 7 years
Transportation 3 years
Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in statement of Accounting Standards (SFAS) No. 144 “Accounting for the impairment of Disposal of Long-Lived Assets.” The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the period reported.

j. Intangible assets

Intangible assets consist of mainly software rights and are recorded at cost. The Company has software developed for its personal information carrier (PIC).

k. Impairment of long-lived assets
The carrying amounts of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to resell.

l. Income taxes
Income taxes are calculated and determined based on the US Internal Revenue tables of assessment.

m. Earnings per share
Basic earnings per share are computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share are computed using the weighted average number common and, if dilutive, potential common shares outstanding during the year.

These notes are an integral part of these statements.

STOCK SUBSCRIPTION AGREEMENT
The undersigned hereby offers to subscribe for the number of shares of Common Stock (the “Shares”) of ______________________________ (the “Company”) set forth on the signature page of this Subscription Agreement at a price of $__________ per Share. By execution of this Subscription Agreement, the undersigned hereby acknowledges that the undersigned understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable federal and state securities laws. The undersigned further acknowledges and certifies that the undersigned received and read the Prospectus of the Company dated ____________________ and any supplements thereto (the “Prospectus”), and the undersigned is familiar with the terms and provisions thereof.

The undersigned agrees and represents as follows:

1. Representations, Warranties and Agreements.
The undersigned hereby represents and warrants to, and agrees with, the Company, as follows:

(a) That the undersigned is aware of the following:

(1) The Shares are speculative investments which involve a substantial degree of risk of loss by the undersigned of the undersigned's entire investment in the Company and that the undersigned understands and takes full cognizance of the risk factors related to the purchase of the Shares, including, but not limited to those set forth in the Prospectus;

(2) The Company is newly formed and has been operating at a loss and may do so for the foreseeable future.

(3) There are significant restrictions on the transferability of the Shares; the Shares will not be, and the investors will have no rights to require that the Shares be registered under the Securities Act of 1933 (the “Act”) or any state securities laws; there is no public market for the Shares and none is expected to develop; and, accordingly, it may not be possible for the undersigned to liquidate the undersigned's investment in the Company;

(4) No federal or state agency has made any findings as to the fairness of the terms of the offering; and

(5) Any projections or predictions that may have been made available to investors are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;
(b) That at no time has it been explicitly or implicitly represented, guaranteed or warranted to the undersigned by the Company, the agents and employees of the Company, or any other person: (1) That the undersigned will or will not have to remain as owner of the Shares an exact or approximate length of time; (2) That a percentage of profit and/or amount or type of consideration will be realized as a result of this investment; (3) That any cash dividends from Company operations or otherwise will be made to shareholders by any specific date or will be made at all; or (4) That any specific tax benefits will accrue as a result of an investment in the Company;

(c) That the undersigned is financially responsible, able to meet all obligations hereunder, and acknowledges that this investment will be long-term and is by nature speculative;

(d) That the undersigned has received and carefully read and is familiar with the Prospectus, this Subscription Agreement, and all other documents in connection therewith, and the undersigned confirms that all documents, records and books pertaining to the investment in the Company have been made available to the undersigned and/or to the undersigned's personal investment, tax and legal advisers, if such advisers were utilized by the undersigned;

(e) That the undersigned has relied only on the information contained in the Private Placement Memorandum and that no written or oral representation or information that is in any way inconsistent with the Prospectus and has been made or furnished to the undersigned or to the undersigned's purchaser representative in connection with the offering of the Shares, and if so made, has not been relied upon;

(f) That the undersigned is capable of bearing the high degree of economic risks and burdens of this venture including, but not limited to, the possibility of complete loss of investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

(g) That the undersigned is an “accredited investor” as that term is defined in The Securities Exchange Act of 1933 under the Act or is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment;

(h) That the undersigned has knowledge and experience in financial and business matters (either alone or with the aid of a purchaser representative), is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has carefully considered the suitability of an investment in the Company for the undersigned's particular financial situation, and has determined that the Shares are a suitable investment;

(i) That the offer to sell Shares was communicated to the undersigned by the Company in such a manner that the undersigned was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the undersigned presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation;

(j) That the Shares for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned agrees that such Shares will not be sold without registration under the Act or an exemption therefrom. In furtherance thereof, the undersigned will not sell, hypothecate or otherwise transfer the undersigned's Shares unless the Shares are registered under the Act and qualified under applicable state securities laws or unless, in the opinion of the Company, an exemption from the registration requirements of the Act and such laws is available;
(k) That the undersigned has had prior personal or business relationships with the Company or its affiliates, or by reason of the undersigned's business or financial experience (either alone or with the aid of a purchaser representative), the undersigned has the capacity to protect the undersigned's own interest in connection with this transaction;

(l) That the undersigned has been advised to consult with the undersigned's own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the undersigned considers necessary;

(m) That the undersigned certifies, under penalty of perjury, (i) that the social security or Tax Identification Number set forth herein is time, correct and complete, and (ii) that the undersigned is not subject to backup withholding either because the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding; and

(n) That the undersigned acknowledges that the Prospectus reflects the Company's current intentions and estimates at the current time, and as with any developing company, the precise elements of the Company's plans can be expected to change from time to time.

2. Indemnification. The undersigned shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company (collectively the “Indemnified Parties” and individually an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned, including, without limitation, the information in this Subscription Agreement, or (ii) litigation or other proceeding brought by the undersigned against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

3. Entity Investors. If the undersigned is an entity, trust, pension fund or IRA account (an “Entity”), the Entity and the person signing on its behalf represent and warrant that: (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Company in writing along with information concerning the beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Subscription Agreement, and any other documents in connection with an investment in the Shares, on the Entity's behalf, (iii) the Entity has the power, right and authority to invest in the Shares and enter into the transactions contemplated thereby, and that the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment) and (iv) all documents executed by the entity in connection with the Company are valid and binding documents or agreements of the Entity enforceable in accordance with their terms.

4. Revocation. The undersigned agrees that the undersigned may not cancel, terminate or revoke the offer to subscribe for shares for a period of 120 days or any agreement hereunder at any time and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, beneficiaries, successors and assigns.

5. Certain Securities Law Matters.

(a) The Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Act. The undersigned will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and conditions of this Section 5.

(b) Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The undersigned consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 5.

(c) The undersigned agrees to comply in all respects with the provisions of this Section 5. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Act covering the proposed transfer, the undersigned thereof shall give written notice to the Company of the undersigned's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the undersigned's expense evidence satisfactory to the Company the effect that the proposed transfer of the Shares may be effected without registration under the Act or applicable state securities law.

6. Investor Information
The Company may only accept subscriptions from persons who meet certain suitability standards. Therefore, certain information is requested below.
(a) Name:
Age:
Social Security Number:

(b) Home Address:
Home Telephone Number:

(c) Firm Name:
Nature of Business:
Position/Title:
Length of Time in Position:
Business Address:
Zip Code:
Business Telephone Number:

(d) Send Correspondence to: Home Business

(e) List each prior employment position or occupation during the last five years, giving dates:

(f) List any business or professional education, indicating degrees received, if any:

(g) (1) My net worth (together with my spouse’s net worth), is in excess of $_________

(2) In order for the Company to determine if I qualify as an “accredited investor” under The Securities Exchange Act of 1933 of the Securities Act of 1993, the reasonable fair market value of my personal home, home furnishings, and automobile is in excess of $__________.

(3) For 19___ and 19___ my actual and for 19___ my estimated annual gross income was or is (do not include your spouse’s income):
19___: $_________ 19___: $_________ 19___: $_________

(4) My spouse’s actual gross income for 19___ and 19___ and estimated 19___ gross income was or is:
19___: $_________ 19___: $_________ 19___: $_________

(h) Previous Investment Experience in Other Private Offerings of Securities or Other Relevant Experience:
Name of Program 1.
Or Company
2.

3.
Amount Invested 1.
2.
3.

(i) In which state do you currently
(a) Maintain your primary residence?
(b) Maintain your secondary residence?
(c) Vote?
(d) File income tax returns?
(e) Maintain a driver’s license? (j) List any other information you believe is relevant in showing that you are able to adequately evaluate the risks and merits of thisinvestment:

In furnishing the above information, I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a purchaser under applicable securities laws for the purposes of the proposed investment. 7. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address set forth on the instructions page hereof and to the undersigned at the address set forth on the signature page hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

(c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

(d) The undersigned acknowledges that the Company may, in its sole and absolute discretion, accept or reject this subscription offer in whole or in part.

8. Certification.
The undersigned represents to you that (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (ii) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands the Prospectus and this Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _______________________ day of_________________.

Number of Shares Subscribed for
at $ ________________________ per share
$ ____________________________________________________
Total Purchase Price

______________________________________________________
Signature

Title of Authorized Signatory if Purchaser
Is a corporation, partnership or other entity

______________________________________________________
Signature of Spouse or Co-owner

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